Exhibit 99.2

GREEN PLAINS INC.
Corporate Governance Guidelines
(Adopted as of September 27, 2021)

I.	The Board of Directors
A.	Size of the Board

The number of directors that constitutes the Board of Directors (the “Board”) of Green Plains Inc. (the “Company”) will be fixed from time to time pursuant to the Company’s Articles of Incorporation and Bylaws (as each may be amended, or amended and restated, from time to time). The Nominating and Governance Committee is responsible for reviewing the advisability or need for any changes in the number and composition of the Board.

B.	Qualification Standards

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company and its stockholders. The Board will have a majority of directors who are “Independent Directors” as defined by the listing requirements of The NASDAQ Stock Market LLC. Each year, the Nominating and Governance Committee will review the relationships between the Company and each director and will report the results of its review to the Board, which will then determine which directors satisfy the applicable independence standards.

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members. Nominees for directorship will be identified by the Nominating and Governance Committee in accordance with the policies and principles in, or established pursuant to, its charter. An invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Governance Committee or by the Chairman of the Board.

C.	Director Responsibilities

The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Attendance at Board and committee meetings should be considered by the Nominating and Governance Committee in assessing each director’s performance.

D.	Service on Other Boards

In advance of accepting an invitation to serve on another public company board, directors should advise the Chairman of the Board to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director. Each director must be able to devote the time and attention necessary to fulfill his or her responsibilities. In determining whether a director has the capacity necessary to fulfill his or her obligations, the Board will consider, among other factors, investor perspectives and best practices regarding director service on other boards.

E.	No Term Limits

The Board does not believe it should establish limits on a director’s service. Seasoned directors are able to provide valuable insight and an important historical perspective into the Company based on their experience and understanding of the Company’s strategy and objectives. As an alternative to term limits, the Nominating and Governance Committee will review each director’s continuation on the Board every year such director is up for reelection. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board. The Nominating and Governance Committee will take into consideration best practices with respect to director tenure and refreshment.

F.	Chairman of the Board

It is the Board’s policy not to mandate the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer and during times of transition.

G.	Meetings of the Board

The Chairman of the Board, or in the event the Board has appointed a Lead Independent Director, the Lead Independent Director, will establish for each Board meeting the agenda, which will be developed in conjunction with the Chief Executive Officer, to the extent appropriate. At the beginning of the year, the Chairman of the Board together with the Lead Independent Director if one has been appointed, and the Chief Executive Officer, to the extent appropriate, will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). The Chairman of the Board, or in the event the Board has appointed a Lead Independent Director, the Lead Independent Director, will coordinate with management to ensure that best efforts are made to distribute materials and documents, if any, to directors a reasonable time in advance of each Board meeting to provide directors sufficient time for preparation and a thorough review of such materials and documents, if any. Each director is free to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

H.	Meetings of Independent Directors

The independent directors will have regularly scheduled meetings, at least twice a year, in executive session. The Lead Independent Director, if one has been appointed, or any other director chosen by the Board (based on the recommendation of the Nominating and Governance Committee) to preside at these meetings will have the authority to call meetings of the independent directors and will be responsible for preparing an agenda for the meetings of the independent directors in executive session. Either the name of the director responsible for presiding at all the meetings of the independent directors or, if the same person does not preside at every meeting, the procedure by which the directors charged with presiding are selected will be disclosed in the Company’s proxy statement for its annual meeting of stockholders or, if the Company does not file an annual proxy statement, in its Annual Report on Form 10-K.

I.	Board Interaction with External Constituencies

The Board believes that it is management’s responsibility to speak for the Company. As such, individual directors will not meet or otherwise directly communicate with stockholders, research analysts, vendors, the press or other external constituencies on behalf of the Company unless the communication is (1) requested by the Chairman of the Board, the Chief Executive Officer or the full Board or (2) required to discharge his or her duties as set forth in committee charters. If communication from the Board is appropriate, it should, in most instances, come from the Chairman of the Board or, if one has been appointed, the Lead Independent Director. In all events, if it becomes necessary for a director to speak with an outside constituency, it is expected that the director will only do so with knowledge of the Chairman of the Board.

J.	Director Compensation

The Compensation Committee will conduct a periodic review of director compensation for service on the Board and Board committees and make a recommendation to the Board regarding the form and amount of director compensation, including any recommended changes thereto. The Compensation Committee will consider that a director’s independence may be jeopardized if (1) director compensation and perquisites exceed customary levels, (2) the Company makes substantial charitable contributions to organizations with which a director is affiliated or (3) the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated. Directors who are employees of the Company may not receive any additional compensation for service on the Board.

K.	Annual Performance Evaluation of the Board

The Nominating and Governance Committee will lead the Board in its annual performance review. As part of this process, the Nominating and Governance Committee will receive comments from all directors and report to the full Board with an assessment of the Board’s performance.

L.	Director Orientation and Continuing Education

The Board considers it desirable for directors to participate in continuing education opportunities. The Nominating and Governance Committee is responsible for developing and evaluating an orientation and continuing education program for directors, and for making appropriate recommendations for final Board action regarding this program.

M.	Board Member Attendance at the Annual Meetings of Stockholders

Directors are encouraged to attend the Company’s annual meeting of stockholders.

N.	Stockholder Communications with Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Independent Director, if one has been appointed, or any other director in particular to:

Green Plains Inc.
1811 Aksarben Drive

Omaha, NE 68106

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Chief Legal & Administration Officer will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Chief Legal & Administration Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

II.	Committees of the Board of Directors
A.	Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. However, the Board may, from time to time, establish and maintain additional committees as necessary or appropriate. Committee members will be appointed by the Board upon recommendation of the Nominating and Governance Committee, with consideration given to the desires of individual directors.

All of the members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must satisfy the independence and experience requirements detailed in their respective committee charters. The Nominating and Governance Committee will determine whether or not each director is independent, disinterested, and a non-employee director under the standards applicable to the committees on which such director is serving or may serve, and will report the results of its review to the Board. The Board will then determine which directors qualify as independent, disinterested, non-employee directors under applicable standards.

B.	Committee Charters

Each committee will have its own charter. The charters will set forth the authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will evaluate its performance.

C.	Committee Meetings

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, the Chairman of each committee should establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). Committee members are free to suggest the inclusion of items on the agenda. Committee members are free to raise at any committee meeting subjects that are not on the agenda for that meeting.

D.	Annual Performance Evaluation of the Committees

The Nominating and Governance Committee will lead the Board in the annual performance review of the Board’s committees. As part of this process, the Nominating and Governance Committee will request that the Chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter.

III.	Director Access to Independent Advisors and Management

The Board and each committee has the power to hire legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company.

The Board welcomes regular attendance at each Board meeting of executive officers of the Company.

IV.	Management Evaluation and Succession Planning

The Compensation Committee will conduct the annual performance review of the Chief Executive Officer. The Nominating and Governance Committee will oversee the CEO and management succession planning process and will meet periodically on such succession planning. The succession plan will be updated and reported to the Board periodically. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

V.	Review of Governance Policies

The Nominating and Governance Committee periodically will review and reassess the adequacy of these Guidelines and recommend any proposed changes to the Board for approval. In addition, the Nominating and Governance Committee will consider any other corporate governance issues that arise from time to time and will develop appropriate recommendations for the Board.

VI.	Posting Requirement

The Company should post these Guidelines, the charters of each Board committee and the Company’s Code of Conduct on the Company’s website as required by applicable rules and regulations. In addition, the Company should disclose in its proxy statement for its annual meeting of stockholders or, if for any reason the Company does not file a proxy statement, in its Annual Report on Form 10-K, that a copy of each document is available on the Company’s website and provide the website address.